Exhibit 99.1

FROM:	Newtek Business Services
1440 Broadway, 17th Floor
New York, NY 10132
http://www.newtekbusinessservices.com

Rubenstein Public Relations
Telephone: (212) 843-9335
Contact: Liz Petrova / lpetrova@rubensteinpr.com

FOR IMMEDIATE RELEASE

Newtek Business Services, Inc., The Small Business

Authority, Increases Capital One Bank Warehouse Line

from $12 to $27 million

The Capital One Financing is Being Used For Small Business

Lending Activity

NEW YORK, June 21, 2011 — Newtek Business Services, Inc. (Nasdaq:NEWT), The Small Business Authority, announced that its subsidiary, Newtek Small Business Finance Inc., which is one of the very few non-bank lenders currently active in making small business loans, has obtained from Capital One, N.A. an increase in its total credit facility from $12 million to $27 million. This line supplements the financing currently in place from Capital One, N.A. and will enable the Company to use this revolving facility to finance both the government-guaranteed and non-guaranteed portion of U.S. Small Business Administration (‘SBA”) 7(a) loans.

Barry Sloane, Chairman, President and Chief Executive Officer of Newtek said, “We are thrilled to announce the consummation of this additional line of credit for our SBA 7(a) loan business. Our goal for 2011 is to remain as the largest non-bank SBA 7(a) lender in the United States, as well as to exceed $100 million in loan closings with a view towards more financing and growth in 2012. Last December we announced the completion of a securitization transaction backed by unguaranteed portions of our SBA 7(a) loan participations, which was rated AA by Standard and Poor’s. We are now exploring a possible second securitization and hope to announce details in the third quarter. The revolving financing from Capital One Bank, N.A. combined with the long-term financing provided by securitizations will enable “The Small Business Authority” to

Exhibit 99.1

maintain and expand its lending nationwide to small and independent business owners directly and through our alliance partners.”

About Newtek Business Services, Inc.

Newtek Business Services, Inc., The Small Business Authority, is a direct distributor of a wide range of business services and financial products to the small- and medium-sized business market under the NewtekTM brand. Since 1999, Newtek has helped small- and medium-sized business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses and to compete effectively in today’s marketplace. Newtek currently provides its services to over 100,000 business accounts and has positioned the NewtekTM brand as a one-stop-shop provider of its business services. According to the U.S. Small Business Administration, there are over 27.5 million small businesses in the United States, which in total represent 99.7% of all employer firms.

Newtek’s business service lines include:

•

Electronic Payment Processing: eCommerce, electronic solutions to accept non-cash payments, including credit and debit cards, check conversion, remote deposit capture, ACH processing, and electronic gift and loyalty card programs.

•

Managed Technology Solutions (Cloud Computing): Full-service web host, which offers eCommerce solutions, shared and dedicated web hosting and related services including domain registration and online shopping cart tools.

•	eCommerce: a suite of services that enable small businesses to get up and running on-line quickly and cost effectively, with integrated web design, payment processing and shopping cart services.

•	Business Lending: Broad array of lending products including SBA 7(a) and SBA 504 loans.

•	Insurance Services: Commercial and personal lines of insurance, including health and employee benefits in all 50 states, working with over 40 insurance carriers.

•	Web Services: Customized web design and development services.

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval designed to meet the specific regulatory and compliance needs of any business.

•	Accounts Receivable Financing: Receivable purchasing and financing services.

•	Payroll: Complete payroll management and processing services.

For more information, please visit www.thesba.com

Note Regarding Forward Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking

Exhibit 99.1

statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

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